Exhibit 12.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation of our report included in this Annual Report on Form 20-F into WPP Group plc’s previously filed Registration Statements on Form S-8, File No. 33-33906, File No. 333-4302, File No. 333-5368, File No. 333-6378, File No. 333-40516 and File No. 333-103888.

/s/    DELOITTE & TOUCHE LLP

London, England

June 26, 2003